CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

(AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT)

I, Keith A. Namiot, President of Guardian Variable Products Trust (the “Registrant”), with respect to the report on Form N-CSR of Guardian Variable Products Trust for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 4, 2025	/s/ Keith A. Namiot
Keith A. Namiot, President (Principal Executive Officer)

I, Larry Weiss, Treasurer of Guardian Variable Products Trust (the “Registrant”), with respect to the report on Form N-CSR of Guardian Variable Products Trust for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 4, 2025	/s/ Larry Weiss
Larry Weiss, Treasurer
(Principal Financial and Accounting Officer)